UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

AudioEye, Inc.

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PRELIMINARY COPY — SUBJECT TO COMPLETION
April 10, 2024
Dear Stockholders:
On behalf of the Board of Directors (the “Board”), it is my pleasure to invite you to attend the 2024 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of AudioEye, Inc. (“AudioEye” or the “Company”), to be held on Friday, May 24, 2024, at 10:00 a.m., Eastern Time. Because of our desire for continued expanded access to the meeting and a lower cost to our stockholders, this year’s Annual Meeting will again be held in a virtual-only meeting format. You will be able to attend the Annual Meeting virtually and to vote and submit questions during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/AEYE2024 and entering the 16-digit control number provided in your proxy materials.
The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:
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To elect five persons to serve as directors on our Board of Directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

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To hold an advisory vote on executive compensation;

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To approve amendments to the AudioEye, Inc. 2020 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Equity Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 1,500,000 shares, and to extend the term of the Equity Plan;

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To approve an amendment to our Restated Certificate of Incorporation to eliminate or limit the personal liability of officers to the extent permitted by the Delaware General Corporation Law; and

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To ratify the appointment of MaloneBailey, LLP as AudioEye’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Regardless of whether you choose to attend the virtual Annual Meeting, please vote prior to the Annual Meeting by following the instructions contained in the accompanying Proxy Statement and in other proxy materials. Voting prior to the Annual Meeting does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting.
Sincerely,
Dr. Carr Bettis
Executive Chairman

5210 E. Williams Circle, Suite 750
Tucson, Arizona 85711

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE	LOCATION
Friday, May 24, 2024 10:00 a.m. Eastern Time	Online Meeting Only — No Physical Meeting Location Virtual Meeting Site: www.virtualshareholdermeeting.com/AEYE2024

NOTICE HEREBY IS GIVEN that the 2024 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of AudioEye, Inc. will be held on Friday, May 24, 2024, at 10:00 a.m., Eastern Time. The following matters will be considered and voted upon at the Annual Meeting:
1.
A proposal to elect the five nominees named in the accompanying Proxy Statement to serve as directors until the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.
A proposal to approve, on an advisory basis, AudioEye’s 2023 executive compensation;

3.
To approve amendments to the AudioEye, Inc. 2020 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the Equity Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 1,500,000 shares, and to extend the term of the Equity Plan;

4.
To approve an amendment to our Restated Certificate of Incorporation to eliminate or limit the personal liability of officers to the extent permitted by the Delaware General Corporation Law; and

5.
A proposal to ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of AudioEye, Inc. for the fiscal year ending December 31, 2024.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/AEYE2024. There will not be an option to attend the meeting in person. Stockholders will have the same opportunities to participate in the Annual Meeting as they would at an in-person meeting if they enter the 16-digit control number provided in their proxy materials, including having the ability to vote and the opportunity to submit questions during the meeting using the directions on the meeting website.
The Board of Directors has fixed the close of business on March 28, 2024 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
James Spolar
General Counsel and Secretary
Tucson, Arizona
April 10, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 24, 2024 — this Proxy Statement, the Notice of Annual Meeting, the Form of Proxy and AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.proxyvote.com.
PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023. WE RECOMMEND THAT YOU SUBMIT YOUR PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT PROXY VOTING METHODS DESCRIBED BELOW. YOUR VOTE IS VERY IMPORTANT TO US.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING EXHIBITS, WILL ALSO BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN OR ORAL REQUEST TO AUDIOEYE, INC., ATTENTION JAMES SPOLAR, GENERAL COUNSEL AND CORPORATE SECRETARY, AUDIOEYE, INC., 5210 E. WILLIAMS CIRCLE, SUITE 750, TUCSON, ARIZONA 85711, USA; TELEPHONE (866) 331-5324.
VOTING
Internet	Telephone	Mail	Webcast

Visit the Web site noted on your proxy card or your Notice of Internet Availability to vote via the Internet.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail, if you have requested or receive paper copies of the proxy materials.	Participate in the meeting and vote electronically at www.virtualshareholdermeeting.com/AEYE2024.

PROXY STATEMENT
Our Board of Directors is soliciting proxies from our stockholders in connection with AudioEye’s 2024 Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “AudioEye” refer to AudioEye, Inc. and any consolidated subsidiaries. On or about April 10, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to our stockholders of record as of the Record Date, and our proxy materials are first being posted on the website referenced in the Notice and this Proxy Statement.
SUMMARY
This summary highlights information contained in the Proxy Statement. It does not include all of the information that you should consider prior to voting, and we encourage you to read the entire document prior to voting. For more complete information regarding our 2023 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024.
Stockholders are being asked to vote on the following matters at the 2024 Annual Meeting of Stockholders:
Our Board’s Recommendation
ITEM 1. Election of Directors (page 7)
Our Board of Directors (the “Board”) and the Nominating and Corporate Governance Committee of the Board believe that the five director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to our management and effectively oversee the business and the long-term interests of our stockholders.	FOR each Director Nominee
ITEM 2. Advisory Vote to Approve Executive Compensation (page 29)
We seek a non-binding advisory vote to approve the compensation of our named executive officers as described in the Executive Compensation section of the Proxy Statement beginning on page 19. The Board values our stockholders’ opinions, and the Compensation Committee of the Board will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR
ITEM 3. Advisory Vote to Approve Increase in Shares under the 2020 Equity Incentive Plan (page 30)
We seek stockholder approval of amendments to the 2020 Equity Incentive Plan to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan and the number of such shares that can be delivered in respect of incentive stock options, from 2,500,000 shares to 4,000,000 shares, and to extend the term of the 2020 Equity Incentive Plan. This will provide us a share reserve that will enable us to continue to provide a competitive mix of compensation to key employees and potential new employees.	FOR
ITEM 4. Advisory Vote to Approve an Amendment to our Certificate of Incorporation (page 40)
We seek stockholder approval of an amendment to our Restated Certificate of Incorporation to eliminate or limit the personal liability of officers to the extent permitted by the Delaware General Corporation Law.	FOR

Our Board’s Recommendation
ITEM 5. Ratification of the Appointment of MaloneBailey, LLP, as AudioEye’s Independent Registered Public Accounting Firm (page 44)
The Audit Committee of the Board believes that the retention of MaloneBailey, LLP, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, is in the best interest of AudioEye and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.	FOR

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING
How can I participate in the Virtual Annual Meeting?
Like last year, our Annual Meeting this year will be a completely virtual meeting. There will be no physical meeting location.
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/AEYE2024 and enter the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:30 a.m., Eastern Time (“ET”), on May 24, 2024. The meeting will begin promptly at 10:00 a.m. ET on May 24, 2024.
If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/AEYE2024 and follow the instructions in the virtual meeting platform for submitting a question. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints and rules of conduct. Questions regarding personal matters, including those related to employment, product issues or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.
If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting either during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform login page.
Who can vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned shares of our common stock, par value $0.00001 per share as of the close of business on March 28, 2024 (the “Record Date”). Each share of our common stock entitles the holder of such share on the Record Date to one vote on each matter submitted to the stockholders at the Annual Meeting.
On the Record Date, 11,648,169 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.
The presence, virtually or by proxy, of the holders of a majority of the voting power of our outstanding common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.
Am I a stockholder of record?
If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are considered the “beneficial owner” of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.
What does it mean if I receive more than one proxy card or voting instruction form?
If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.
If I am a stockholder of record of common stock, how do I cast my vote?
Voting by Mail.   You may vote your shares by proxy via mail. By marking, signing and dating the proxy card and returning it in the postage-prepaid and addressed envelope enclosed with these proxy materials, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting virtually so that your shares will be voted even if you later find yourself unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive to ensure that all of your shares are voted.
Voting at the Annual Meeting.   If you plan to attend the Annual Meeting and to vote during the meeting, we will provide you with an online ballot during the Annual Meeting through the virtual stockholder meeting platform at www.virtualshareholdermeeting.com/AEYE2024. To vote at the meeting, please follow the instructions on your proxy card or Notice. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting.
Voting by Telephone.   To vote by proxy over the telephone, please follow the voting instructions and use the toll-free telephone number on your proxy card. You may submit your proxy over the phone 24 hours a day until 11:59 p.m. ET on the day before the meeting date. If you are a record holder and you vote by proxy over the telephone, you do not need to complete and mail a proxy card.
Voting Online.   If you wish to vote by proxy online, please follow the instructions included on your proxy card or Notice to obtain your records and to create an electronic voting instruction form. You may submit your proxy online 24 hours a day until 11:59 p.m. ET on the day before the meeting date. If you are a record holder and you vote by proxy online, you do not need to complete and mail a proxy card.
If I am a beneficial owner of the Company’s shares, how do I vote?
If you are a beneficial owner of shares held in street name through a brokerage firm, bank, dealer, or other similar organization, you will receive instructions from that organization, which you must follow to vote your shares. Brokerage firms, banks, dealers and other nominees typically have a process for their beneficial holders to provide voting instructions online or by telephone. If you hold your shares in street name and wish to vote at the virtual Annual Meeting, please obtain instructions on how to vote at the meeting from your broker, bank or other nominee, including how to obtain a legal proxy.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
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You may timely submit a later-dated proxy via the Internet, by telephone or by mail;

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You may send a written notice that you are revoking your proxy to AudioEye, Inc., Attention: James Spolar, General Counsel, 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711; or

•
You may attend and vote your shares at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Please note, however, that any beneficial owner of our common stock whose shares are held in street name may (a) revoke the beneficial owner’s proxy and (b) attend and vote the beneficial owner’s shares at the Annual Meeting only in accordance with applicable rules and procedures that may then be employed by such beneficial owner’s brokerage firm, bank, dealer, or other similar organization.
What am I voting on?
The following proposals are scheduled for a vote at the Annual Meeting:
Proposal 1 — To elect the five nominees named in this Proxy Statement to serve as directors until the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;
Proposal 2 — To approve, on an advisory basis, AudioEye’s 2023 executive compensation;
Proposal 3 — To approve amendments to the 2020 Equity Incentive Plan;

Proposal 4 — To approve an amendment to our Restated Certificate of Incorporation; and
Proposal 5 — To ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of AudioEye, Inc. for the fiscal year ending December 31, 2024.
How many votes are needed to approve each proposal?
In voting with regard to Proposal 1, you may vote for or withhold authority to vote in favor of each nominee. Directors will be elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1, provided a quorum is present. Withhold votes will have no effect on the election of directors.
In voting with regard to Proposal 2, you may vote for the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 2 is a majority of the voting power of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.
In voting with regard to Proposal 3, you may vote for the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 3 is a majority of the voting power of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.
In voting with regard to Proposal 4, you may vote for the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 4 is a majority of the voting power of our shares outstanding and entitled to vote on Proposal 4, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.
In voting with regard to Proposal 5, you may vote for the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 5 is a majority of the voting power of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 5, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.
We are not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against” (or, with respect to the election of directors, “For” and “Withhold”), abstentions and, if applicable, broker non-votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining if a quorum is present. If your shares are held in street name and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion for proposals which are considered “routine” proposals. Proposal 5, the ratification of the appointment of our independent registered public accounting firm, is considered a routine proposal, and therefore we do not expect any broker non-votes on Proposal 5. Proposals 1, 2, 3 and 4 are “non-routine” proposals, and therefore there may be broker non-votes with respect to Proposals 1, 2, 3 and 4. Broker non-votes will not affect the outcome of the vote on Proposals 1, 2 or 3, but broker non-votes will have the same effect as votes cast “Against” Proposal 4.

What if I return a proxy card but do not make specific choices?
If you complete and submit a proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without making any voting selections, then the shares represented by that proxy will be voted FOR the election of all five director nominees, FOR the approval of AudioEye’s 2023 executive compensation, FOR the amendments to the 2020 Equity Incentive Plan, FOR the amendment to our Restated Certificate of Incorporation eliminating or limiting the personal liability of officers to the extent permitted by the Delaware General Corporation Law, and FOR the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2024.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors and employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
When will voting results be made available?
We will announce the final voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting (i.e., on or before Friday, May 31, 2024).

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Proposal No. 1 is a proposal to elect five persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of the Board’s director nominees have consented to be named in this Proxy Statement and to serve as a director, if elected.
The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Dr. Carr Bettis, Anthony Coelho, Dr. Katherine Fleming, David Moradi and Jamil Tahir for re-election as directors at the 2024 Annual Meeting.
Proxies cannot be voted for a greater number of persons than five, which is the number of nominees named in this Proxy Statement. If elected, each of the five nominees will serve a one-year term expiring at the 2025 Annual Meeting of Stockholders.
If, prior to the Annual Meeting, any of the nominees should be unavailable to serve for any reason, the Board may (i) designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (ii) allow the vacancy(ies) to remain open until a suitable candidate or candidates are located, or (iii) by resolution provide for a lesser number of directors. The Board has no reason to believe that any of its nominees will be unable to serve.
Directors are elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1, provided a quorum is present. Stockholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the five validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.
All five of the director nominees were elected at our 2023 Annual Meeting of Stockholders. Messrs. Moradi and Tahir were initially appointed by the Board in November 2019 following the exercise of director designation rights by Sero Capital LLC, a significant stockholder of the Company (“Sero Capital”), pursuant to the terms of a Letter Agreement dated as of August 14, 2019 between the Company and Sero Capital (the “Letter Agreement”). Mr. Moradi is the Chief Executive Officer and beneficial owner of Sero Capital. In the Letter Agreement, the Company agreed that, upon the request of Sero Capital and subject to the terms and conditions provided therein, the Company would take all action necessary to cause two individuals designated by Sero Capital to be appointed to the Board. The number of designees will be reduced to one at such time as Sero Capital and its affiliates collectively own less than 30% of the Company’s voting power. At such time as such ownership falls below 5%, Sero Capital will cease to have the right to designate any directors. Although Sero Capital did not designate any directors for election at the 2024 Annual Meeting, the Board is nominating Messrs. Moradi and Tahir for reelection.
Nominees for Director
Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board, including a brief account of the education and business experience during at least the past five years. There are no family relationships between any director, executive officer, or person nominated to become a director. The Board recommends that stockholders vote FOR each of the five director nominees named below to constitute the Board. If not otherwise specified, proxies will be voted “FOR” each of the five nominees for director.
Dr. Carr Bettis.   Dr. Bettis, age 60, has served as a director since December 2012 and previously served as a director from July 2007 to April 2010. Dr. Bettis has served as Executive Chairman/Chairman of the Board since March 2015. Dr. Bettis served as our principal financial officer and principal accounting officer from May 2021 until August 2021. He is a founder, chairman and chief architect of numerous financial science and technology innovations and businesses that have been acquired by Merrill Lynch, Thomson Financial (now LSEG/Refinitiv), Primark/Disclosure (now LSEG/Refinitiv), Institutional Shareholder Services (ISS) and others. Dr. Bettis jointly owns intellectual property with LSEG/Refinitiv via his IP firm CB Partners and is co-founder and Chairman of Verus Analytics, a 25+ year quantitative financial technology company. He currently sits on the First Contact Entertainment board and was Executive Chairman of Emmersive

Entertainment, Inc when its assets were sold in 2021. He also serves as an advisor to other private businesses across a range of industries. He maintains a clinical affiliation with Arizona State University as Research Professor of Finance and is an Executive Mentor for Columbia University’s Center for Technology Management. His research has been published in academic and professional journals, such as the Journal of Financial Economics, Review of Financial Studies, Journal of Accounting and Economics, Journal of Financial and Quantitative Analysis, Financial Management and the Financial Analyst Journal. He received his Ph.D. from Indiana University in 1992. We believe that Dr. Bettis’ extensive education and background in finance make him qualified to serve as our Executive Chairman/Chairman of the Board and as a director.
Anthony Coelho.   Mr. Coelho, age 81, has served as a director since June 2014. Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989, where he authored the Americans with Disabilities Act of 1990 (“ADA”). After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York, and became President and CEO of Wertheim Schroder Financial Services, and a member of the bank’s executive committee, from 1990 to 1995. From 1995 to 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold. In 1998, President Clinton appointed him as the U.S. Commissioner General for the World’s Fair in Lisbon, Portugal. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000.Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001. He previously served as Chairman of the Board of the Epilepsy Foundation and Chairman of the Board for the American Association for People with Disabilities. Mr. Coelho has served on a number of boards, including those of Circus Circus, Warren Resources, Kaiser Resources and Cyberonics. Since 1991, he has been a member of the Board of Service Corporation International (NYSE:SCI), a publicly traded company, as its Lead Director. Mr. Coelho is also currently a member of the Board of Esquire Financial Holdings, Inc. (Nasdaq: ESQ), a publicly traded company, as its Chairman. Mr. Coelho earned a Bachelor of Arts degree in Political Science from Loyola Marymount University in 1964. We believe that Mr. Coelho’s political acumen and contacts, as well as his extensive executive, financial and business experience, qualify him to serve as a director.
Dr. Katherine E. Fleming.   Dr. Fleming, age 58, has over fifteen years’ experience in arts and education leadership. Currently the CEO and President of the J. Paul Getty Trust, she served as Provost of New York University from 2016-2022. At Getty she oversees the Trust’s endowment, the activities of its programs, and its strategic priorities. At NYU, she was responsible for allocating financial resources and had oversight of all Deans and Directors. From 2012- 2016 she served as President of the Board of the University of Piraeus, Greece, and from 2007-2011 she directed the Institut Remarque at the Ecole Normale Superieure in Paris. Dr. Fleming was a member of the Board of Advent Technologies Holdings, Inc. (Nasdaq:ADN), a publicly traded company, until June 2022. A historian by training, Dr. Fleming earned a B.A. from Barnard College of Columbia University, an M.A. from the University of Chicago and a Ph.D. from the University of California, Berkeley. She is an elected member of the American Academy of Arts and Sciences, a Chevalier in the French Legion of Honor, and holds the Silver Cross in the Greek Order of Beneficence. We believe that Dr. Fleming’s extensive financial and scholastic experience qualify her to serve as a director.
David Moradi.   Mr. Moradi, age 48, has served as Chief Executive Officer (“CEO”) since January 2022, served as Interim Chief Executive Officer and Chief Strategy Officer from August 2020 to January 2022, and has served as a director since November 2019. Mr. Moradi is an entrepreneur, investor, and advisor to numerous technology companies. In September 2018, Mr. Moradi founded and became Chief Executive Officer of Sero Capital LLC, a private investment firm that focuses on growth opportunities in the technology sector. Sero Capital LLC is a principal stockholder of the Company. He founded and was Chief Executive Officer of Anthion Management, a technology-focused investment fund. Prior to founding Anthion Management, Mr. Moradi was a portfolio manager at Pequot Capital Management and, prior to that, an analyst and portfolio manager for Soros Fund Management. Mr. Moradi started his career as a special situations analyst for Imperial Capital LLC. Mr. Moradi is also the founder and chairman of the David Moradi Foundation, a charitable foundation that supports education and veterans. He graduated with a B.A. in psychology from the University of California, Los Angeles. We believe that Mr. Moradi’s extensive executive, investment, financial and business experience qualify him to serve as a director.

Jamil Tahir.   Mr. Tahir, age 47, has served as a director since November 2019 and the lead independent director since July 2020. Mr. Tahir is a co-founder and managing member of TurnMark Capital LLC, a private investment firm that was founded in 2008. Mr. Tahir has over 25 years of public stock and bond investing experience. Prior to founding TurnMark Capital, Mr. Tahir managed the research team for Cannell Capital LLC, an asset management company. Mr. Tahir began his career as an investment banking analyst in the Financial Entrepreneurs Group of Salomon Smith Barney, New York. He graduated from the University of California at Berkeley in 1999 earning a B.S. in Business Administration and a B.A. in Economics. We believe that Mr. Tahir’s extensive experience investing in publicly traded companies and in asset management and investment banking qualify him to serve as a director.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Stockholder Communications with the Board of Directors
Stockholders of the Company wishing to send a written communication to the Board, a committee of the Board or an individual director should send the written communication to: AudioEye, Inc., Attention: Corporate Secretary, 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. Any such communication should include the stockholder’s name and address and identify any individual directors or committees of the Board to which the stockholder would like to have the written communication sent. The Corporate Secretary, or their designee, will, in such manner as the Corporate Secretary deems appropriate, collect and organize such stockholder communications and periodically forward them to the Board or a committee or individual director, as applicable. The Corporate Secretary may refuse to forward material which they determine in good faith to be commercial, frivolous or otherwise inappropriate for delivery.
Board Leadership Structure and Risk Oversight
Dr. Bettis serves as Executive Chairman of the Board of Directors. In accordance with the Company’s Corporate Governance Guidelines, the Board has also designated a Lead Independent Director of the Board. In that position, the Lead Independent Director presides over executive sessions of the directors between meetings of the Board and serves as a liaison among the independent directors, the Executive Chairman and the Chief Executive Officer of the Company on various matters, including determining agenda items for Board meetings. Currently, Jamil Tahir serves as Lead Independent Director; however, the individual designated as Lead Independent Director may rotate from time to time. The Board believes that its current leadership structure is appropriate for the Company and its stockholders at this time. The structure allows our Executive Chairman to provide leadership to our Board and to our business, while also allowing Mr. Tahir as our Lead Independent Director to help us ensure independent oversight.
The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our board has determined that Messrs. Coelho and Tahir, and Dr. Fleming, do not have relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director, and therefore have been determined to be independent as that term is defined by the Nasdaq Stock Market Rules. The Board has determined that Dr. Bettis and Mr. Moradi are not independent under the Nasdaq Stock Market Rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or has had with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions (if any) involving them and described in the section of this Proxy Statement titled “Certain Relationships and Related Party Transactions.”
The independent directors of the Board meet in executive session periodically, but no less than two times per year or such greater number as required under the Nasdaq Stock Market Rules.
Meetings and Committees of the Board of Directors
The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board held six meetings in 2023. Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all Board meetings and meetings of committees on which they serve, and to attend our Annual Meetings of Stockholders either in person or telephonically. In 2023, each director attended at least 75% of the total number of meetings of the Board and the committees of the Board on which he or she served. Three of the five Board members standing for election attended our 2023 Annual Meeting of Stockholders.
Audit Committee
Our Board of Directors has established an Audit Committee, which represents and assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process. Our Audit Committee is comprised of Jamil Tahir (Chair), Anthony Coelho and Dr. Katherine Fleming, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and the Exchange Act. Mr. Tahir qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K, based on his extensive history of investing in publicly traded companies and in asset management and investment banking, as a result of which he has obtained extensive knowledge and expertise in financial and accounting matters. The Audit Committee met six times in 2023. The Audit Committee is responsible for, among other things:
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selecting the Company’s independent registered public accounting firm and approving the fees for the independent registered public accounting firm;

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reviewing and discussing the scope and results of the annual audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

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reviewing our financial statements and our critical accounting policies and estimates;

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discussing guidelines and policies to govern the process by which risk assessment and management is undertaken and handled, including discussing with management the Company’s major financial risk exposures, including financial, operational, data privacy, cyber and data security and legal and regulatory risks, and the steps management has taken to monitor and control such exposures;

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overseeing compliance with our Code of Business Conduct and Ethics;

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reviewing related party transactions in accordance with our Related Party Transactions Policies and Procedures; and

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pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Stock Market Rules. The charter is available on our website at www.audioeye.com/governance-documents.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Anthony Coelho (Chair), Dr. Katherine Fleming and Jamil Tahir, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and SEC rules and regulations. The Nominating and Corporate Governance Committee met twice during 2023. Our Nominating and Corporate Governance Committee is responsible for, among other things:
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identifying, evaluating and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;

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overseeing the evaluation of the performance of our Board of Directors and of individual directors;

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overseeing our corporate governance practices; and

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developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Stock Market Rules. The charter is available on our website at www.audioeye.com/governance-documents.

Compensation Committee
Our Compensation Committee is comprised of Jamil Tahir (Chair), Anthony Coelho and Dr. Katherine Fleming, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and SEC rules and regulations. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met five times in 2023. Our Compensation Committee is responsible for, among other things:
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reviewing, approving and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers, including our CEO;

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reviewing, approving and administering our incentive compensation and equity compensation plans; and

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making recommendations regarding non-employee director compensation to our Board of Directors.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Stock Market Rules. The Compensation Committee may, from time to time and to the extent permitted by law and by the Company’s compensation plans, delegate any or all of its responsibilities as provided in the charter. The charter is available on our website at www.audioeye.com/governance-documents.
Director Qualifications, Board Diversity and Stockholder Nominations for Directors
The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the responsibility for evaluating, selecting and recommending director nominees to the Nominating and Corporate Governance Committee. In evaluating candidates and existing directors for service on the Board, the Nominating and Corporate Governance Committee considers certain minimum qualifications, including:
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the highest professional and personal ethics and values, consistent with our Code of Business Conduct and Ethics;

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broad experience and demonstrated excellence in the prospective nominee’s field;

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relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing stockholder value;

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sufficient time to devote to AudioEye’s affairs and to carry out the prospective nominee’s duties as a director and/or committee member, as applicable;

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the ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

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service on other Boards of public companies that is limited to a number that permits the candidates, given the individual circumstances, to perform responsibly all director duties; and

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the ability to represent the interests of all stockholders.

Specific additional criteria may be added with respect to specific searches for new Board members. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.
Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, education, and such other factors as it deems appropriate given the current needs of the Board, its committees and the Company, to maintain a balance of knowledge, experience and capability. Although we do not have a specific Board diversity policy, the Nominating and Corporate Governance Committee looks at the diversity of experience, background and Board composition in recommending director candidates as required by the Nominating and Corporate Governance Committee’s charter. The following table sets forth diversity information related to the current members of our Board of Directors.

Board Diversity Matrix (As of March 28, 2024)
Total Number of Directors	5
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	3	1
Part II: Demographic Background
White	1	4	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
Directors with Disabilities	1
Directors who identify as Middle Eastern/North African	2
In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for purposes of the Nasdaq Stock Market Rules. The Board does not have term limits or a mandatory retirement age for directors.
The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Board periodically reviews the appropriate size of the Board, which may vary to accommodate the availability of suitable candidates and the needs of the Company. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including committee members, other directors of AudioEye, management of AudioEye and stockholders of AudioEye. The Nominating and Corporate Governance Committee also has the authority to consult with or retain consultants, legal counsel, accounting or other advisors as appropriate to perform its duties.
The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders as candidates for election to the Board. To recommend a nominee, a stockholder may write to the Nominating and Corporate Governance Committee c/o James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. Any such recommendation should include:
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the name and address of the stockholder and a representation about whether the stockholder is a holder of record of shares of our common stock;

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a brief biographical description for the nominee, including the nominee’s name, age, business and residence addresses, occupation for at least the last five years and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

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a description of all arrangements or understandings between the stockholder and each nominee; and

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the candidate’s consent to serve as a director if elected.

All five current directors were elected at our 2023 Annual Meeting of Stockholders. Messrs. Moradi and Tahir were appointed by the Board in November 2019 following the exercise of director designation rights by Sero Capital, a significant stockholder of the Company, pursuant to the terms of the Letter Agreement dated as of August 14, 2019 between the Company and Sero Capital. Mr. Moradi is the Chief Executive Officer and beneficial owner of Sero Capital. In the Letter Agreement, the Company agreed that, upon the request of Sero Capital and subject to the terms and conditions provided therein, the Company would take all action necessary to cause two individuals designated by Sero Capital to be appointed to the Board. The number of designees will be reduced to one at such time as Sero Capital and its affiliates collectively own less than 30% of the Company’s voting power. At such time as such ownership falls below 5%, Sero Capital will cease to have the right to designate any directors. Although Sero Capital did not designate any directors for election at the 2023 Annual Meeting, the Board is nominating Messrs. Moradi and Tahir for reelection.
Corporate Governance Policies
We have adopted the Corporate Governance Guidelines that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning. The Corporate Governance Guidelines are available on our website at www.audioeye.com/governance-documents.
Code of Business Conduct and Ethics
The Company maintains a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available without charge upon request in writing to James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website at www.audioeye.com/governance-documents or in filings with the SEC under the Exchange Act as required by applicable law. The Code of Business Conduct and Ethics is available on our website at www.audioeye.com/governance-documents.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2023
Prior to April 1, 2023, our non-employee director compensation program consisted of the following:
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each non-employee director receives an annual equity award of RSUs with a value of $85,000;

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the Lead Independent Director receives an additional annual equity award of RSUs with a value of $42,500;

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each non-employee director receives a quarterly equity award of RSUs with a value of $10,000;

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each Chair of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee receives an additional quarterly equity award of RSUs with a value of $3,000; and

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the Lead Independent Director receives an additional quarterly equity award of RSUs with a value of $5,000.

The number of RSUs in each award is determined by dividing the applicable value by the volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market over the 20 consecutive trading days immediately prior to the date of grant.
Effective April 1, 2023, our non-employee director compensation program was amended to consist of the following:
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each non-employee director receives an annual equity award of 5,667 RSUs;

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the Lead Independent Director receives an additional annual equity award of 2,833 RSUs;

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each non-employee director receives a quarterly equity award of 667 RSUs;

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each Chair of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee receives an additional quarterly equity award of 200 RSUs; and

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the Lead Independent Director receives an additional quarterly equity award of 333 RSUs.

The annual RSUs are granted on the date of the annual meeting of stockholders in each year and vest on the earlier of (a) one year following the date of grant or (b) immediately prior to the next annual meeting of stockholders following the date of grant, provided the director’s service has not terminated prior to such date. Any of these vested RSUs are settled on the earlier of (i) the 7th anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.
The quarterly RSUs are granted in advance on the first day of each calendar quarter and vest on the grant date. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.
2023 Compensation.   The following table sets forth summary information concerning the compensation paid to our non-employee directors for the fiscal year ended December 31, 2023. Compensation paid to or earned by Dr. Carr Bettis and David Moradi, each of whom was a director and a named executive officer during the fiscal year ended December 31, 2023, is set forth in the Summary Compensation Table in the section below titled “Executive Compensation — Summary Compensation Table.”
Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Anthony Coelho	—	61,761(3)	61,761
Dr. Katherine Fleming	—	54,007(4)	54,007
Jamil Tahir	—	95,803(5)	95,803
Marc Lehmann	—	14,617(6)	14,617

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 2 to our audited consolidated financial statements included in our 2023 Annual Report filed with the SEC on March 7, 2024.

(2)
On May 19, 2023, each of Mr. Coelho and Dr. Fleming was granted 5,667 RSUs as the annual equity grant to non-employee directors, and Mr. Tahir was granted 8,500 RSUs as the aggregate annual equity grant to non-employee directors and the annual equity grant to the Lead Independent Director. Each such award will vest on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of stockholders, provided the director’s service does not terminate prior to such date. In addition, on March 24, 2023, Dr. Fleming was granted 1,233 RSUs upon becoming a director as the prorated annual equity grant to non-employee directors, which vested on May 19, 2023. The settlement date for any RSUs that become vested will be the first to occur of (x) the 7th anniversary of the grant date, (y) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (z) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.

(3)
During 2023, Mr. Coelho received quarterly equity awards aggregating 5,955 RSUs. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. As of December 31, 2023, Mr. Coelho held the following stock awards that had been granted to him as compensation for services provided to us in his capacity as a director: (i) 93,272 RSUs that had vested but not yet settled and (iii) 5,667 unvested RSUs.

(4)
During 2023, Dr. Fleming received quarterly equity awards aggregating 2,230 RSUs. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. As of December 31, 2023, Dr. Fleming held the following stock awards that had been granted to her as compensation for services provided to us in her capacity as a director: (i) 3,463 RSUs that had vested but not yet settled and (iii) 5,667 unvested RSUs.

(5)
During 2023, Mr. Tahir received quarterly equity awards aggregating 9,617 RSUs. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. As of December 31, 2023, Mr. Tahir held the following stock and awards that had been granted to him as compensation for services provided to us in his capacity as a director: (i) 93,535 RSUs that had vested but not yet settled and (ii) 8,500 unvested RSUs.

(6)
Mr. Lehmann did not stand for re-election at the 2023 Annual Meeting and retired from the Board on May 19, 2023. During 2023, Mr. Lehmann received quarterly equity awards aggregating 3,247 RSUs. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. As of December 31, 2023, Mr. Lehmann held 45,054 RSUs that had vested but not yet settled, which had been granted to him as compensation for services provided to us in his capacity as a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Approval of Related Party Transactions
The charter of the Audit Committee requires that the Audit Committee review and approve any transactions that would require disclosure under SEC rules and regulations. The Board has also adopted Related Party Transaction Policies and Procedures that set forth the procedures to be followed by the Audit Committee in reviewing actual or potential related party transactions. Those procedures include consideration of the material terms and conditions of the transaction, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Related Party Transaction Policies and Procedures also identify certain types of related party transactions that are to be deemed pre-approved.
In addition, on an annual basis, each director and executive officer completes a questionnaire that requires disclosure of any potential related party transactions with the Company. Based on its review of applicable materials, the Audit Committee determined that there are no related party transactions that are required to be disclosed in this Proxy Statement.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The executive officers of the Company serve at the discretion of the Board of Directors. As of March 28, 2024, our executive officers were:
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Dr. Carr Bettis, Chairman of the Board;

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David Moradi, Chief Executive Officer; and

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Kelly Georgevich, Chief Financial Officer.

Information regarding Dr. Bettis and Mr. Moradi is set forth above under “Election of Directors (Proposal No. 1) — Nominees for Director.” Below is information regarding Ms. Georgevich.
Kelly Georgevich, 41, has served as the Chief Financial Officer of the Company since June 2021. Ms. Georgevich has over 15 years of experience with high-growth companies with a specific focus on software-as-a-service and technology. Prior to joining the Company, Ms. Georgevich served as the chief financial officer of sticky.io, Inc., an e-commerce platform, since September 2018, and as vice president of finance from March 2015 until September 2018. Prior to sticky.io, Kelly served as controller at Fuzebox Software Corporation where she supported the company through a successful acquisition. She also served on the Board of Directors for Girls in Tech as secretary and treasurer from 2015 until 2020.

EXECUTIVE COMPENSATION
Executive Summary
Prior Year Say-on-Pay Results
The Board values the opinions of our stockholders and carefully reviews and considers the outcome of our Say-on-Pay vote, along with other relevant factors, in evaluating the compensation program for our named executive officers. In 2023, approximately 89% of the votes cast were in favor of our executive compensation. The Compensation Committee devotes time and resources to understanding stockholder feedback and analyzing the executive compensation programs. In evaluating potential changes, the Compensation Committee also takes into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. Our current programs are materially the same as the programs approved at our 2023 Annual Meeting. We believe our programs effectively align with the interests of our stockholders.
Compensation Discussion and Analysis
This compensation discussion and analysis is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers for 2023, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this Proxy Statement. Our “named executive officers” or “NEOs” for 2023 are:
Name	Title
David Moradi	Chief Executive Officer
Kelly Georgevich	Chief Financial Officer
Dr. Carr Bettis	Executive Chairman
Dominic Varacalli(1)	Former Chief Operating Officer

(1)
Mr. Varacalli resigned as Chief Operating Officer as of August 18, 2023, remained an employee of ours until September 30, 2023, and served as a consultant to us until November 15, 2023.

Compensation Objectives and Philosophy
The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interests with those of our stockholders. The program is primarily designed to:
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Attract, motivate and retain a highly capable and performance-focused executive team;

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Promote a culture of employee owners whose financial interests are aligned with those of our stockholders;

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Pay for performance such that total compensation reflects the individual performance of executives and the Company’s performance;

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Promote a focus on equity value by tying executive compensation to the long-term enhancement of stockholder value;

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Permit the Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive compensation programs, performance measures, and awards; and

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Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation consists of an appropriate balance of cash and equity and is divided into three core elements: base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee offers long-term equity incentive opportunities that encourage stock ownership. Generally, the amount of compensation realizable from prior compensation does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Compensation Committee reviews and considers the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that stockholder returns along with corporate and individual performance, both short-term and long-term, determine a significant portion of the executives’ pay opportunity.
Role of the Compensation Committee
The Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable Nasdaq rules.
Process for Determining Executive Compensation
The Compensation Committee reviews executive total compensation levels, including equity grants, during the first quarter of each fiscal year. Our CEO’s target total compensation package is set by the Compensation Committee during an executive session, where the CEO is not present, based on the Compensation Committee’s review of competitive information and assessment of the CEO’s individual performance in conjunction with the Company’s financial and operating performance. Target total compensation recommendations for other executive officers are made by the CEO who works closely with the Compensation Committee, after reviewing the executive’s and the Company’s performance in conjunction with the executive’s responsibilities and experience when compared to competitive information. The Compensation Committee then determines the compensation of these executive officers.
Anti-Hedging Policy
Our anti-hedging policy prohibits the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock. The foregoing restriction applies to all shares of the Company’s common stock owned directly or indirectly by directors, officers, employees or agents (such as consultants or independent contractors) of the Company and entities (such as trusts, limited partnerships and corporations) over which such individuals have or share voting or investment control, as well as their respective family members and others in their households and their designees, including shares granted to an individual by the Company as part of their compensation and all other shares held, directly or indirectly, by such individual.
Compensation Recovery Policy
Effective October 2023, our Board of Directors adopted a Compensation Recovery Policy, sometimes referred to as a “Clawback Policy,” in accordance with the Nasdaq Stock Market Rules. The Compensation Recovery Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our executive officers, including our named executive officers.
The Compensation Recovery Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Compensation Recovery Policy provides that promptly following such an accounting restatement, the Compensation Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Compensation Recovery Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq Stock Market Rules.
Equity Incentive Plans
A key component of an executive officer’s compensation is equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating stockholder value. The AudioEye, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and the AudioEye, Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”) are designed to attract and retain exceptional leaders and enable them to behave like owners. In 2022, we granted restricted stock unit awards, or RSUs, and performance stock units, or PSUs, to our executive officers. An RSU is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Compensation Committee. A PSU is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that is earned if and to the extent certain performance goals established by the Compensation Committee are achieved and will vest at such times and in such installments as determined by the Compensation Committee. Until it vests, an RSU and a PSU is subject to restrictions and the possibility of forfeiture. Following the vesting of an RSU or a PSU, settlement of the award and payment to the participant will be made at such time as determined by the Compensation Committee. RSUs and PSUs will be subject to such terms and conditions, consistent with the other provisions of the 2019 Plan or 2020 Equity Plan, as applicable, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on RSUs and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.
Summary Compensation Table for Fiscal Year 2023
The table below summarizes the compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2023 and December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
David Moradi Chief Executive Officer and Director	2023	1	—	—	—	1
	2022	1	—	1,292,000(2)	—	1,292,001
Kelly Georgevich Chief Financial Officer	2023	334,115	62,753	85,817(3)	—	482,685
	2022	325,000	50,000	168,098(4)	—	543,098
Dr. Carr Bettis(5) Executive Chairman	2023	36,000	—	64,484(6)	—	100,484
Dominic Varacalli(7) Chief Operating Officer	2023	225,000	—	217,750(8)	62,500(9)	505,250
	2022	289,583	20,000	149,200(10)	—	458,783

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (“ASC 718”) for stock awards granted during the reported fiscal years, plus the incremental fair value of any modified or canceled award, computed as of the modification or cancellation date in accordance with ASC 718. For additional information regarding the assumptions we used to calculate the amounts in these columns, please refer to Note 2 to our audited consolidated financial statements included in our 2023 Annual Report filed with the SEC on March 7, 2024. The grant date fair value of performance stock units (“PSUs”) for which performance goals were established was based on the assumption that the maximum performance is achieved.

(2)
On May 20, 2022, Mr. Moradi received an award of RSUs with respect to 400,000 shares of the Company’s common stock, of which 111,706 RSUs vested on January 20, 2023 and 111,706 RSUs vested on January 20, 2024. The remaining RSUs are scheduled to vest as follows: (i) 111,706 RSUs on January 20, 2025; and (ii) 64,882 RSUs on August 20, 2025, subject to his continued employment.

(3)
On June 21, 2021, Ms. Georgevich received an award of PSUs with respect to 28,852 shares of the Company’s common stock scheduled to vest over the three years following the grant based upon performance goals to be established by the Compensation Committee. On August 3, 2022, Ms. Georgevich received an additional award of PSUs with respect to 20,000 shares of the Company’s common stock scheduled to vest over three years based upon performance goals to be established by the Compensation Committee for calendar years 2023 through 2025. The grant date fair value of 9,617 PSUs from the 2021 grant and 6,667 PSUs from the 2022 grant that have been determined to have been earned with respect to 2023 performance are included in the amount shown for 2023. The performance goals with respect to the remaining 4,506 PSUs from the 2021 grant and the remaining 13,333 PSUs from the 2022 grant have not yet been established.

(4)
On August 3, 2022, Ms. Georgevich received an award of RSUs with respect to 20,000 shares of the Company’s common stock, of which 6,667 RSUs vested on June 21, 2023, and the remaining are scheduled to vest as follows: (i) 6,667 RSUs on June 21, 2024, and (ii) 6,666 RSUs on June 21, 2025, provided that Ms. Georgevich is continuously employed on each of those vesting dates. The grant date fair value of those RSUs is included in the amount shown. Because the performance goals relating to the 2022 PSUs referenced in footnote (3) had not yet been established, no grant date fair value had been determined or included in the amount shown for 2022. The amount shown for 2022 also includes the grant date fair value of 9,617 PSUs awarded to Ms. Georgevich in 2021, as described in footnote (3), that have been determined to have been earned with respect to 2022 performance.

(5)
Dr. Bettis was not a named executive officer in 2022.

(6)
Includes monthly awards of fully vested shares of common stock of the Company as follows: (i) a prorated portion of $139,000 in annual equity grant through March 31, 2023; and (ii) a monthly award of 772 shares for the remainder of the year.

(7)
Mr. Varacalli served as Chief Operating Officer of the Company from September 2021 to August 2023.

(8)
On January 9, 2023, Mr. Varacalli received an award of RSUs with respect to 25,000 shares of the Company’s common stock that were scheduled to vest over a three-year period on each January 1, 2024, January 1, 2025, and January 1, 2026, subject to continued employment on each of those vesting dates. This RSU grant was subsequently modified such that Mr. Varacalli vested in 18,863 RSUs on November 15, 2023 and forfeited the remaining RSUs. The amount included in the table related to such RSUs granted in 2023 represent (i) $99,000 in grant date fair value of 25,000 RSUs, plus (ii) $89,599 in incremental fair value associated with the modification of 18,863 RSUs to vest on November 15, 2023. Total stock compensation expense recognized in connection with such RSUs awarded in 2023 totaled $89,599. The amount shown also includes the grant date fair value of 6,137 PSUs awarded in 2020 to Mr. Varacalli that were modified to vest in 2023 based on service instead of performance.

(9)
Mr. Varacalli received a severance payment of $62,500 in connection with his termination.

(10)
On August 3, 2022, Mr. Varacalli received an award of RSUs with respect to 15,000 shares of the Company’s common stock that were scheduled to vest over a three-year period on each June 1, 2023, June 1, 2024, and June 1, 2025, subject to continued employment on each of those vesting dates. The grant date fair value of those RSUs is included in the amount shown for 2022. The grant date fair value of 10,000 PSUs awarded in 2020 with respect to Mr. Varacalli’s 2022 performance is included in the amount shown and 9,200 of such PSUs were certified as vested on March 13, 2023.

Summary of Compensatory Arrangements with Named Executive Officers, including in connection with a Termination or a Change in Control
Employment Agreement with David Moradi.   On August 20, 2020, Mr. Moradi and the Company entered into an Employment Agreement (the “Moradi Employment Agreement”), which provided that Mr. Moradi received an annual salary of $1. On April 5, 2022, Mr. Moradi and the Company entered into the Restated Moradi Agreement, which is substantially similar to the Moradi Employment Agreement, including retaining the annual base salary of $1, other than providing for a grant of 400,000 RSUs to Mr. Moradi. On December 26, 2023, Mr. Moradi and the Company entered into an amendment to the Moradi Employment Agreement, which provides that Mr. Moradi will receive an annual base salary of $400,000, beginning January 1, 2024.

On August 20, 2020, Mr. Moradi received 260,000 PSUs that were granted under the 2019 Plan, as amended. Each PSU represents a contingent right to receive a share of the Company’s common stock upon vesting of the PSU. The PSUs will vest based on the Company’s achievement of performance conditions relating to its monthly recurring revenue and stock price as follows:
Performance Condition	Number of Performance Stock Units Vesting if Performance Condition Achieved
Monthly recurring revenue greater than or equal to $3.0 million for two consecutive calendar months	55,000
Monthly recurring revenue greater than or equal to $5.0 million for two consecutive calendar months	50,000
Volume Weight Average Price (“VWAP”) greater than or equal to $25 on The Nasdaq Stock Market LLC (“Nasdaq”) over 20 consecutive trading days	55,000
VWAP greater than or equal to $50 on Nasdaq over 20 consecutive trading days	50,000
VWAP greater than or equal to $100 on Nasdaq over 20 consecutive trading days	50,000
Any PSUs that have not vested on or prior to August 20, 2025 will be forfeited. Mr. Moradi must be serving as the Company’s Chief Executive Officer as of the date the applicable performance condition is achieved for the related PSUs to vest. On January 15, 2021, 55,000 PSUs vested as a result of the 20-VWAP for our common stock on Nasdaq being greater than $25.
On May 20, 2022, following the 2022 Annual Meeting of Stockholders at which an increase in the number of shares authorized for issuance under the 2020 Equity Plan was approved, Mr. Moradi received 400,000 RSUs, of which 111,706 RSUs vested on January 20, 2023 and 111,706 RSUs vested on January 20, 2024. The remaining RSUs are scheduled to vest as follows: (i) 111,706 RSUs on January 20, 2025; and (ii) 64,882 RSUs on August 20, 2025, subject to his continued employment. The Restated Moradi Agreement provides that, in the event of a Change in Control that involves a Corporate Transaction (each as defined in the 2020 Equity Plan), the RSUs will become fully vested immediately prior to the effective time of such Change in Control.
The Restated Moradi Agreement provides that any unvested RSUs and PSUs granted thereunder will become fully vested if, on or prior to August 20, 2025, Mr. Moradi’s employment is terminated by the Company without cause or upon his death. The Restated Moradi Agreement also provides that the Company will pay Mr. Moradi a gross-up payment for any excise tax imposed under Section 4999 of the Code and any interest or penalties with respect to such excise tax, plus the amount necessary to put Mr. Moradi in the same after-tax position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code, in the event that any payments, rights, benefits, distributions, or entitlements provided or to be provided by the Company or any of its affiliates to Mr. Moradi or for his benefit pursuant to the terms of the Restated Moradi Agreement, the PSU agreement, the RSU agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code.
Employment Agreement with Kelly Georgevich.   In connection with her employment, the Company and Ms. Georgevich executed an Executive Employment Agreement (the “Georgevich Employment Agreement”) on June 10, 2021. Beginning on the commencement of employment, Ms. Georgevich became part-time employee until July 26, 2021, at which point she became a full-time employee of the Company. Under the employment agreement, Ms. Georgevich will receive a base annual salary of $325,000 (pro-rated during her part-time employment). She shall also be eligible to receive an annual performance bonus of $50,000 (pro-rated for calendar year 2021 based on June 21, 2021 (the “Commencement Date”)). Effective August 21, 2023, the Compensation Committee approved an increase to Ms. Georgevich’s base salary raising it to $350,000 and an increase to Ms. Georgevich’s potential annual bonus raising it to $85,000.
Under the Georgevich Employment Agreement, if the Company terminates Ms. Georgevich’s employment for a reason other than death, disability, or Cause (as defined in the Georgevich Employment Agreement), or if Ms. Georgevich terminates her employment for Good Reason (as defined in the Georgevich Employment Agreement), then the Company shall pay or provide all of the following: (i) reimbursement of any and all reasonable business expenses paid or incurred through the termination date; (ii) receipt of any accrued but unused vacation through the termination date in accordance with Company policy; (iii) receipt of any earned but unpaid base salary and performance bonus accrued through her last date of employment with the Company; and (iv) subject to Ms. Georgevich’s satisfying certain release conditions described in the Employment Agreement, receipt of an amount equal to a portion of the her base salary as set forth below and certain medical benefits as described below (the “Separation Payment”).
The base salary portion of the Separation Payment described above shall be, (i) in the event Ms. Georgevich’s separation of employment prior to the one-year anniversary of the Commencement Date, 12 months of her base salary; and, (ii) in the event her separation of employment at any time on or after the first anniversary of the Commencement Date, six months of her base salary (in each case, at the rate that was in effect at the time of termination). Additionally, subject to Ms. Georgevich’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to the Company’s group health insurance plans in which she participated immediately prior to the termination date (“COBRA Continuation Coverage”), the Company will pay the cost of COBRA Continuation Coverage for Ms. Georgevich and her eligible dependents until the earliest of (i) Ms. Georgevich and her eligible dependents, as the case may be, ceasing to be eligible under COBRA; (ii) the date upon which she and her eligible dependents become covered under similar plans; (iii) in the case of her employment termination prior to the one-year anniversary of the Commencement Date, 12 months following the termination date; or (iv) in the case of her termination on or after the one-year anniversary of the Commencement Date, six months following the termination date.
Arrangements with Carr Bettis.   As the Executive Chairman of the Board, Dr. Carr Bettis is an employee of the Company, and his compensation is provided pursuant to the terms of an Executive Employment Agreement, dated July 1, 2015 between Dr. Bettis and the Company, as amended by the Amendment to Executive Employment Agreement dated May 18, 2021. Prior to an amendment to the agreement on March 25, 2023, Dr. Bettis received $175,000 in annual base salary for his service as Executive Chairman, of which $36,000 was paid in cash and $139,000 was paid in the form of fully vested shares of common stock of the Company. On March 25, 2023, Mr. Bettis’ Executive Employment Agreement was further amended (as amended, the “Bettis Employment Agreement”) to provide that Dr. Bettis’ base salary for his service as Executive Chairman consists of an annual cash amount of $36,000 and a monthly award of 772 fully vested shares of common stock of the Company.
Arrangements with Dominic Varacalli.   The Company and Mr. Varacalli were parties to an Executive Employment Agreement effective as of August 13, 2020, as amended on September 17, 2021, which provided for an annual base salary of $275,000, and did not provide for a minimum term or any severance payments or benefits upon a termination. On August 21, 2023, the Company and Mr. Varacalli entered into a Transition and Separation Agreement (“Separation Agreement”) pursuant to which Mr. Varacalli resigned as Chief Operating Officer effective as of August 18, 2023. Under the Separation Agreement, Mr. Varacalli agreed to provide transition assistance as an employee to the Company at the same base salary rate through September 30, 2023, after which his employment would terminate. The Separation Agreement also provided that following his termination, subject to certain customary conditions such as execution of a release, Mr. Varacalli would receive $62,500 in cash severance, which was paid following his termination. The Separation Agreement also provides that, for a period of one year following September 30, 2023, Mr. Varacalli will be prohibited from competing against the Company.
On August 21, 2023, the Company and Mr. Varacalli also entered into a Consulting Agreement effective as of September 30, 2023, pursuant to which Mr. Varacalli agreed to continue to provide transition assistance as a consultant until November 15, 2023, in exchange for the modification in vesting terms for 23,863 RSUs and 6,137 PSUs. All other outstanding equity awards held by Mr. Varacalli were forfeited as of November 15, 2023.
Health, Welfare and Retirement Benefits.   Our named executive officers are eligible to participate in our broad-based employee benefit plans, including a tax-qualified Section 401(k) savings plan, that are generally provided for all of our full-time employees. Our executive officers may participate in such plans on the same basis as all of our other full-time employees.

Outstanding Equity Awards at 2023 Fiscal Year End
The following table sets forth certain information as of December 31, 2023 concerning outstanding equity awards, including both awards subject to market-based and performance conditions and time-based awards, held as of such date by our named executive officers:
	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)(2)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
David Moradi	288,294(3)	1,562,553	205,000(4)	1,111,100
Kelly Georgevich	18,141(5)	98,324	17,839(6)	96,687
Dr. Carr Bettis	—	—	—	—
Dominic Varacalli(7)	—	—	—	—

(1)
The market value of unvested stock awards is calculated using a value of $5.42 per share, which was the closing price of our common stock on the Nasdaq Capital Market on December 29, 2023, the last trading day of 2023.

(2)
Reflects PSUs that are subject to achievement of performance goals that had not been earned as of December 31, 2023. The number of PSUs shown assumes maximum performance is achieved.

(3)
On May 20, 2022, Mr. Moradi received an award of RSUs with respect to 400,000 shares of the Company’s common stock of which 111,706 RSUs vested on January 20, 2023. The amount shown includes 111,706 RSUs that vested on January 20, 2024, 111,706 RSUs scheduled to vest on January 20, 2025, and 64,882 RSUs scheduled to vest on August 20, 2025, subject to his continued employment.

(4)
On August 20, 2020, the Compensation Committee granted Mr. Moradi PSUs with respect to 260,000 shares of the Company’s common stock, for which vesting terms and performance conditions are described above in connection with Mr. Moradi’s employment agreement. Any PSUs that have not vested on or prior to August 20, 2025 will be forfeited. As of December 31, 2023, 205,000 of these PSUs remained unearned and are included in this table.

(5)
On August 3, 2022, Ms. Georgevich received an award of RSUs with respect to 20,000 shares of the Company’s common stock, of which 6,667 RSUs vested on June 21, 2023. The amount shown includes 6,667 RSUs scheduled to vest on June 21, 2024, and 6,666 RSUs scheduled to vest on June 21, 2025, provided that Ms. Georgevich is continuously employed on each of those vesting dates. On June 21, 2021, Ms. Georgevich received an award of RSUs with respect to 28,852 shares of the Company’s common stock that vests over a three-year period as follows: one-third shall vest on the first anniversary of the grant date and the remaining two-thirds shall vest quarterly over the next two years, in equal installments, starting at the end of the first quarter occurring after the first anniversary of the grant date, subject to her continued employment. The amount shown includes 4,808 RSUs from this grant that have not yet vested.

(6)
On August 3, 2022, Ms. Georgevich received an award of PSUs with respect to 20,000 shares of the Company’s common stock scheduled to vest over three years based upon performance goals to be established by the Compensation Committee for calendar years 2023 through 2025. On June 21, 2021, Ms. Georgevich received an award of PSUs with respect to 28,852 shares of the Company’s common stock scheduled to vest over the three-years following the grant based upon performance goals to be established by the Compensation Committee. As of December 31, 2023, 17,839 of these PSUs awarded in 2021 and 2022 remained unearned and are included in the amount shown.

(7)
Mr. Varacalli served as Chief Operating Officer of the Company from September 2021 to August 2023. As of December 31, 2023, Mr. Varacalli had no equity awards outstanding.

Additional Potential Payments for Accelerated Equity Awards
The 2019 Plan provides for accelerated vesting of time-based equity awards and the 2020 Equity Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control and (2) an accompanying involuntary termination of service without cause or a termination for good reason, within 12 months after the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control, or in the event the award agreement provides otherwise). For a change in control not involving a corporate transaction, both the 2019 Plan and the 2020 Equity Plan provide Compensation Committee with discretion to accelerate vesting of outstanding equity awards. Pursuant to the terms of the PSU award agreements, in the event of either type of change of control, the number of units that will accelerate will be based on actual performance through the date of the change in control or termination of employment, as applicable. In addition, the terms of the PSUs granted to Mr. Moradi in August 2020 provide that any unvested PSUs under that award will become fully vested if, on or prior to August 20, 2025, Mr. Moradi’s employment is terminated by the Company without cause.
If any such accelerated vesting had occurred on December 31, 2023, then each of our NEOs serving on such date would have had RSUs and PSUs accelerate having the values set forth in the table below, assuming that any performance goals related to the period ended December 31, 2023 were deemed to have been satisfied as the target level of performance. No other equity awards held by our NEOs as of such date would have had any value upon acceleration. The value of the accelerated RSUs and PSUs set forth in the table is based on the $5.42 closing price of our stock on December 29, 2023, the last trading day of 2023.
Name	Value of Accelerated RSUs and PSUs ($)
David Moradi	2,673,653
Kelly Georgevich	98,324
Pay Versus Performance Table
The following table sets forth additional compensation information of our CEO (referred to as our “PEO” in this section) and of the average of our other NEOs (the “Non-PEO NEOs”) along with total shareholder return and net income (loss) performance results for 2023, 2022 and 2021:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands)
2023	1	785,902	362,806	342,404	20.98	(5,872)
2022	1,292,001	878,051	500,941	407,056	14.83	(10,433)
2021	2,773,501	(3,964,399)	1,317,218	599,653	27.18	(14,209)

(1)
For 2021, the PEO was Mr. Moradi and the Non-PEO NEOs were Ms. Georgevich and Christopher Hundley, Former President. For 2022, the PEO was Mr. Moradi and the Non-PEO NEOs were Ms. Georgevich and Mr. Varacalli. For 2023, the PEO was Mr. Moradi and the Non-PEO NEOs were Ms. Georgevich, Dr. Bettis, and Mr. Varacalli, who served as Chief Operating Officer through August 2023.

(2)
A reconciliation of Total Compensation from the Summary Compensation Table (“SCT”) to Compensation Actually Paid to our PEO and our Non-PEO NEOs (as an average) for 2023 is shown below:

	2023
Adjustments	PEO ($)	Average of Non-PEO NEOs ($)
Total Compensation from SCT	1	362,806
Adjustments for stock and option awards:
(Subtraction): Stock Awards amounts	—	(122,684)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year end	784,337	9,615
Addition: Vesting date fair value of awards granted and vesting during the covered year	—	87,434
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year	1,564	18,000
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered year	—	(12,767)
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—
Compensation Actually Paid (as calculated)	785,902	342,404
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns, which includes RSUs and PSUs, was determined by reference to the closing price on the applicable year-end date(s) or the applicable vesting date and was based on the assumption that the maximum performance is achieved.
(3)
Total shareholder return as calculated is based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 through and including the end of the fiscal year for each year reported in the table.

Relationship between Pay and Performance
The charts below present a graphical comparison of Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our Non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (“TSR”) and (2) net loss.

Compensation Actually Paid versus TSR
Compensation Actually Paid versus Net Loss
We believe the Compensation Actually Paid in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement of conditions established in awards with market and individual performance goals.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 2)
Proposal No. 2 is a proposal to approve, on an advisory basis, the 2023 compensation of the Company’s named executive officers as disclosed in this Proxy Statement.
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the 2023 compensation of our named executive officers as described in this Proxy Statement (commonly referred to as a “Say-on-Pay” vote). In accordance with the recommendation of the Board and the preference expressed by our stockholders at the 2019 Annual Meeting, the Company holds an advisory vote on executive compensation annually.
Our executive compensation program has been designed to pay for performance and align our compensation programs with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on total compensation. Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes that our executive compensation program reflects a strong pay-for-performance philosophy without promoting excessive risk and is well aligned with our stockholders’ long-term interests.
The Board strongly endorses our executive compensation program and recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders, including the compensation tables and narrative discussion, be, and hereby is, approved.
Because the vote on this proposal is advisory, it will not be binding on the Board of Directors or the Compensation Committee, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will consider the outcome of the vote when determining future executive compensation arrangements.
The Board unanimously recommends that you vote FOR Proposal No. 2 to approve, on an advisory basis, the 2023 compensation of our named executive officers as disclosed in this Proxy Statement. If not otherwise specified, proxies will be voted “FOR” the approval of AudioEye’s executive compensation.

APPROVAL OF AMENDMENTS TO THE 2020 EQUITY PLAN (PROPOSAL NO. 3)
Proposal No. 3 is to approve amendments to the AudioEye, Inc. 2020 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the 2020 Equity Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 1,500,000 shares, and to extend the term of the 2020 Equity Plan.
On October 29, 2020, the Board, at the recommendation of the Compensation Committee, approved the 2020 Equity Plan, and on December 9, 2020, our stockholders approved the 2020 Equity Plan at a special meeting of stockholders. On April 4, 2022, the Board, at the recommendation of the Compensation Committee, approved, and on May 20, 2022, our stockholders approved, amendments to the 2020 Equity Plan to increase the number of shares of Common Stock authorized for issuance under the 2020 Equity Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 1,500,000 shares.
On March 29, 2024, the Board, based on the recommendation of the Compensation Committee, approved the following amendments to the 2020 Equity Plan, subject to stockholder approval:
•
an increase in the maximum number of shares that may be delivered under the 2020 Equity Plan by an additional 1,500,000 shares, from 2,500,000 shares to 4,000,000 shares;

•
a corresponding increase in the maximum number of shares that may be delivered with respect to incentive stock options granted under the 2020 Equity Plan by an additional 1,500,000 shares, from 2,500,000 shares to 4,000,000 shares; and

•
an extension of the term of the 2020 Equity Plan by an additional ten years from the date of stockholder approval of the amendments;

(collectively, the “Plan Amendments”). A copy of the 2020 Equity Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A and is marked to show the proposed Plan Amendments.
Stockholder Approval and Board Recommendation
Stockholder approval of the Plan Amendments is being sought in order to (i) satisfy the stockholder approval requirements of the Nasdaq Stock Market and (ii) obtain stockholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.
As of March 28 2024, 224,764 shares remained available for issuance as new awards under the 2020 Equity Plan. If we do not increase the shares available for issuance under the 2020 Equity Plan, based on historical share usage rates and compensation practices, we may not have a sufficient number of shares authorized to grant equity awards in fiscal 2024. In that event, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.
As is customary for high growth technology companies like ours, providing equity compensation to key employees and advisors has been an essential compensation tool to attract talented service providers, who expect to share in the value they create for our stockholders. Equity compensation continues to be a key component of providing competitive compensation needed to attract and retain top talent in the technology industry and grow the Company.
In the event the Plan Amendments are not approved by our stockholders, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. If the Plan Amendments are not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation, and we would be at a severe disadvantage if we could not use equity awards covering a meaningful number of shares to recruit and retain key talent in this competitive market for human capital.
The Board recommends that our stockholders vote FOR the Plan Amendments because the 2020 Equity Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, and will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to key employees and potential new employees, and with an extended duration of the plan.
Factors Considered in Setting Size of Requested Share Reserve Increase
In determining the proposed number of shares by which to increase the number of shares available under the 2020 Equity Plan, our Compensation Committee considered a number of factors as described below.
Awards Outstanding and Shares Available for Grant
As of March 28, 2024, 1,100,979 shares were reserved for issuance of outstanding awards and 224,764 shares were available for future grant under the 2020 Equity Plan.
As of March 28, 2024, there were 11,648,169 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on that date was $10.01.
Importance of Long-Term Equity Incentives
Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of shareholders, and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be very important to our Company.
We need to have the flexibility to grant, and may continue to grant, restricted stock to additional non-executive key employees, which is particularly important during down cycles of a cyclical business and industry, as cash bonuses may not otherwise be available to reward performance. All of these recent and anticipated factors result in the need for additional shares to be made available for equity awards.
Historical Equity Granting Practices
The Compensation Committee considered the burn rate with respect to previously-granted equity awards under the 2020 Equity Plan. Burn rate is calculated as the total number of shares subject to awards granted to participants in a single year expressed as a percentage of our basic weighted average common shares outstanding for that year. Our three-year average burn rate was approximately 6.15% for fiscal years 2021 through 2023. We believe this burn rate reflects the Compensation Committee’s judicious and responsible approach to equity grant practices. The Compensation Committee noted that despite our stock repurchases during this period, our three-year average burn rate percentage is below the suggested burn-rate benchmark published by a leading proxy advisory service for our industry classification. The Compensation Committee believes that our equity compensation and repurchase practices have been in our and our shareholders’ best interests, noting in particular that our stock repurchase program has mitigated dilution attributable to our compensation program while somewhat raising our burn rate percentage.
Estimated Duration
We expect that the shares available for future awards, including the additional shares if the Plan Amendments are approved, would be sufficient for future awards for approximately two to three years.
Expectations regarding future share usage under the 2020 Equity Plan are based on a number of assumptions, and there are a number of factors that could impact our future equity share usage. Among the factors that will impact our share usage are: changes in the number of eligible recipients, the rate of future compensation increases/changes in market grant values, the rate at which shares are returned to the 2020 Equity Plan reserve through forfeitures, cancellations, and the like, the level at which performance-based awards pay out, changes in the structure of our long-term incentive programs, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ to the extent that actual events differ from our assumptions.
Current and Projected Dilution
As of March 28, 2024, the 224,764 shares of our common stock not subject to outstanding awards under the 2020 Equity Plan and available for future awards represented approximately 1.7% of the fully-diluted number of our common shares outstanding. The 1,500,000 shares proposed to be added by approval of the Plan Amendments would increase the dilution percentage to approximately 12.9%.
Key Compensation Practices
The 2020 Equity Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
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No repricing of underwater options or stock appreciation rights without stockholder approval.   The 2020 Equity Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

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No discounted option or SAR grants.   The 2020 Equity Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

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No liberal share recycling.   We may not add back to the 2020 Equity Plan’s share reserve any shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

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No liberal definition of “change in control.”   No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control may be imminent.

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“Double trigger” acceleration of equity awards upon a change in control.   The 2020 Equity Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control and (2) an accompanying involuntary termination of service without cause or a termination for good reason, within 12 months after the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control, or in the event the award agreement provides otherwise).

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Limits on dividends and dividend equivalents.   The 2020 Equity Plan prohibits the payment of dividend equivalents on stock options and SARs and requires that any dividends and dividend equivalents payable or credited on unvested awards other than options and SARs (“full value awards”) must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents.

Description of the 2020 Equity Plan
The major features of the 2020 Equity Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2020 Equity Plan, which is attached to this Proxy Statement as Appendix A and is marked to show the proposed Plan Amendments.
Eligible Participants.   Employees, consultants and advisors of the Company or any subsidiary, as well as non-employee directors of the Company, will be eligible to receive awards under the 2020 Equity Plan. As of March 28, 2024, there were 114 employees, three non-employee directors and an indeterminate number of consultants and advisors who are eligible to receive awards under the 2020 Equity Plan.
Administration.   The 2020 Equity Plan is administered by the Compensation Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Compensation Committee may delegate its duties, power and authority under the 2020 Equity Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our directors or executive officers or to a committee of the Board comprised of one or more directors. The Compensation Committee may also delegate non-discretionary administrative responsibilities in connection with the 2020 Equity Plan to such other persons as it deems advisable. The full Board will perform the duties and have the responsibilities of the Committee with respect to awards under the 2020 Equity Plan that are made to our non-employee directors.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. There is no minimum vesting period required for awards granted under the 2020 Equity Plan. The Compensation Committee may also establish and modify rules to administer the 2020 Equity Plan, adopt sub-plans applicable to certain awards, interpret the 2020 Equity Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, extend the exercise period of an award and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2020 Equity Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules or any compensation recovery policy, a participant whose rights would be materially impaired by such an amendment must consent to it.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2020 Equity Plan prohibits us from repricing any outstanding option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an option or SAR award in exchange for cash, other property or grant of a new full value award at a time when the per share exercise price of the option or SAR award is greater than the fair market value of a share of our common stock, or otherwise making an option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”
Available Shares and Limitations on Awards.   Currently, a maximum of 2,500,000 shares of our common stock may be the subject of awards and issued under the 2020 Equity Plan. The Plan Amendments would increase that amount by an additional 1,500,000 shares. The shares of common stock issuable under the 2020 Equity Plan may come from authorized and unissued shares or treasury shares. Full value awards, options and SARs granted under the 2020 Equity Plan will count as one share against the 2020 Equity Plan’s authorized share reserve. The share limitations under the 2020 Equity Plan are subject to adjustment for changes in our corporate structure or shares, as described below.
Any shares of common stock subject to an award under the 2020 Equity Plan that expires, is canceled or forfeited, or is settled for cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the 2020 Equity Plan share reserve and become available for future awards. Any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds, and any shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise shall not become available for future awards or replenish the 2020 Equity Plan share reserve.
Awards that may be settled solely in cash will not reduce the share reserve. Awards granted or shares of our common stock issued under the 2020 Equity Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2020 Equity Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2020 Equity Plan and will supplement the share reserve under the 2020 Equity Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.
Limits on Awards to Non-Employee Directors.   The maximum number of shares subject to awards granted to any non-employee director during any calendar year, together with any cash fees paid to such non-employee director during such calendar year, may not exceed a total value of $400,000.

Share Adjustment Provisions.   If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends, rights offerings or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will make such adjustments as it deems equitable and appropriate to: (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the 2020 Equity Plan, (ii) the number and kind of shares or other securities subject to outstanding awards, (iii) the exercise price of outstanding options and SARs, and (iv) award limitations prescribed by the 2020 Equity Plan. Other types of transactions may also affect our common stock, such as reorganizations, mergers, consolidations or liquidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2020 Equity Plan, the Compensation Committee will make such adjustments as it may deem equitable.
Types of Awards.   The 2020 Equity Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, and other stock-based awards and cash incentive awards to eligible recipients. These types of awards are described in more detail below.
Options.   Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier, and except that the exercise price of an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110% of the fair market value of one share of our common stock on the date of grant. “Fair market value” under the 2020 Equity Plan as of any date means the closing sale price of a share of our common stock on the Nasdaq Capital Market on that date. As of March 28, 2024, the closing sale price of a share of our common stock on the Nasdaq Capital Market was $10.01.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant, provided that the term of an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of stock in our company or a subsidiary shall not be more than 5 years. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.
The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2020 Equity Plan is currently 2,500,000 and is proposed to be increased by an additional 1,500,000 shares pursuant to the Plan Amendments.
Stock Appreciation Rights.   A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Compensation Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant and will be subject to such other terms and conditions, consistent with the terms of the 2020 Equity Plan, as may be determined by the Compensation Committee.
Restricted Stock Awards.   A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Unless otherwise provided in an award agreement, participants are entitled to vote restricted shares prior to the time they vest.
Stock Unit Awards.   A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Compensation Committee, including the satisfaction of specified performance goals. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Following the vesting of a stock unit award, settlement of the award and payment to the participant will be made at such time as determined by the Compensation Committee. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2020 Equity Plan, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.
Other Stock-Based Awards.   The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2020 Equity Plan. The Compensation Committee has discretion in determining the terms and conditions of such awards.
Cash Incentive Awards.   Cash incentive awards are performance-based awards, the payment of which are contingent upon the achievement of one or more specified performance goals over a specified performance period. The Compensation Committee has discretion in determining the dollar-denominated amounts, terms and conditions of such awards. Payment of the settlement amount of a cash incentive award may be made in the form of cash, shares of our common stock under the 2020 Equity Plan, other forms of awards under the 2020 Equity Plan or any combination of the foregoing.
Transferability of Awards.   In general, no right or interest in any award under the 2020 Equity Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.
Change in Control.   If a change in control of the Company that involves a corporate transaction occurs, then the consequences will be as described below, unless otherwise provided in an applicable award agreement or another written agreement between the participant and the Company. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within 12 months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause or the participant voluntarily terminates his or her employment or other service for good reason, (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based full value award will be considered fully vested if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period elapsed prior to the participant’s termination of employment or other service.
If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. In this scenario, performance-based full value awards will be considered fully vested in the same manner as described above, except that the proportionate vesting amount will be determined with respect to the portion of the performance period that elapsed prior to the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).
Unless otherwise provided in an applicable award agreement or another written agreement between the participant and the Company, if a change in control of the Company occurs that does not involve a corporate transaction, all awards will continue with their terms; provided, however, if within 12 months after the change of control, a participant is involuntarily terminated from service for reasons other than cause or voluntarily terminates his or her service for good reason, then (i) outstanding options and SARs that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the participation’s termination, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based full value award will be considered fully vested if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period elapsed prior to the participant’s termination of employment or other service.
For purposes of the 2020 Equity Plan, the following terms have the meanings indicated:
“Cause” with respect to any participant will have the meaning specified in the participant’s award agreement or, in the absence of any definition in the award agreement, will have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the participant and us or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the participant’s failure to substantially perform the fundamental duties and responsibilities associated with the participant’s position for any reason other than a physical or mental disability, including the participant’s failure or refusal to carry out reasonable instructions; (ii) the participant’s material breach of any material written Company policy; (iii) the participant’s gross misconduct in the performance of the participant’s duties for the Company; (iv) the participant’s material breach of the terms of his or her employment, consulting or other similar agreement with us; (v) being arrested or charged with any fraudulent or felony criminal offense or any other criminal offense which reflects adversely on the Company or reflects conduct or character that the Board reasonably concludes is inconsistent with continued employment; or (vi) any criminal conduct that is a “statutory disqualifying event” (as defined under federal securities laws, rules and regulations).
“Change in control” generally refers to a corporate transaction (as defined above), the acquisition by a person or group of beneficial ownership of more than 80% of the combined voting power of our stock, or our “continuing directors” ceasing to constitute a majority of our Board.
“Corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company.
“Good reason” with respect to any participant will have the meaning specified in the participant’s award agreement or, in the absence of any definition in the award agreement, will have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting, or other agreement for the performance of services between the participant and us or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the participant of any duties inconsistent in any material respect with the participant’s duties or responsibilities as assigned by us, or any other action by us which results in a material diminution in such duties or responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by the participant; or (ii) any material failure by us to comply with our obligations to the participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by us promptly after receipt of notice thereof given by the participant.
Effect of Termination of Employment.   Unless otherwise set forth in an applicable agreement, if a participant ceases to be employed by or provide other services to us and our subsidiaries, awards under the 2020 Equity Plan will be treated as set forth in the 2020 Equity Plan. Upon termination for cause, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of termination; however, if the participant dies during such three-month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination.
Effective Date and Term of the 2020 Equity Plan.   The 2020 Equity Plan became effective on December 9, 2021, the date it was approved by the Company’s stockholders. Unless terminated earlier, the 2020 Equity Plan currently will terminate on the tenth anniversary of that effective date, but if the Plan Amendments are approved by our stockholders, then the 2020 Equity Plan will terminate on the tenth anniversary of such approval date. Awards outstanding under the 2020 Equity Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2020 Equity Plan unless otherwise provided in the applicable agreements. The Board may suspend or terminate the 2020 Equity Plan at any time.
Amendment of the Plan.   The Board may amend the 2020 Equity Plan from time to time, but no amendments to the 2020 Equity Plan will be effective without stockholder approval if such approval is required under applicable laws, regulations or stock exchange rules. No termination, suspension or amendment of the 2020 Equity Plan may materially impair the rights of any participant under a previously granted award without the consent of the affected participant, unless such action is necessary to comply with applicable laws or stock exchange rules.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2020 Equity Plan, based on current statutes, regulations and interpretations.
Non-Qualified Stock Options.   If a participant is granted a non-qualified stock option under the 2020 Equity Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period). The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options.   If a participant is granted an incentive stock option under the 2020 Equity Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, there will be a “disqualifying disposition.” As a result of a disqualifying disposition, the participant will have ordinary income in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid (and the Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income); and the participant will have capital gain (which may be long term or short term) to the extent the fair market value on the date of the disqualifying disposition exceeds the fair market value of the shares acquired at the time of exercise. If the fair market value of the shares at the time of a disqualifying disposition are less than the exercise price paid, then the participant will have a capital loss, which may be subject to limitations.
Other Awards.   The current federal income tax consequences of other awards authorized under the 2020 Equity Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 162(m) of the Code.   Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.
Section 409A of the Code.   The foregoing discussion of tax consequences of awards under the 2020 Equity Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Awards Under the 2020 Equity Plan and New Plan Benefits
Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the 2020 Equity Plan, as proposed to be amended, other than with respect to non-employee directors, whose compensation arrangements are set forth above under “Director Compensation for Fiscal Year 2023.”

For illustrative purposes only, the following table sets forth the awards granted to the individuals and groups listed below, net of any forfeitures, under the 2020 Equity Plan during 2023:
Name	Number of Shares Subject to Awards (#)
David Moradi, Chief Executive Officer	—
Dr. Carr Bettis, Executive Chairman	12,001
Kelly Georgevich, Chief Financial Officer	—
All current executive officers as a group	12,001
All non-employee directors as a group	42,116
All employees, other than executive officers, as a group	447,032
All consultants, as a group	42,517
Equity Compensation Plan Information
The following table summarizes the information about our equity compensation plans as of December 31, 2023:
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options or settlement of outstanding RSUs and PSUs	(b) Weighted-average exercise price of outstanding options(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,881,110(2)	$10.17	794,411(3)
Equity compensation plans not approved by securityholders	—	—	—
Total	1,881,110	$10.17	794,411

(1)
The weighted average exercise price of outstanding options does not take into account outstanding RSUs and PSUs since they do not have an exercise price.

(2)
Represents 112,279 shares of common stock issuable upon the exercise of outstanding stock options, 1,387,033 shares of common stock issuable upon the vesting and settlement, or settlement, as applicable, of outstanding RSUs, and 381,798 shares of common stock issuable upon the vesting and settlement, or settlement, as applicable of outstanding PSUs (at maximum level of performance) under our stockholder-approved equity incentive plans.

(3)
Represents 309,895 shares of common stock available for future equity awards under the 2020 Equity Plan and 484,516 shares of common stock for future issuance under the AudioEye, Inc. Employee Stock Purchase Plan.

The Board unanimously recommends that you vote “FOR” Proposal No. 3 to approve the amendments to the AudioEye, Inc. 2020 Equity Incentive Plan. If not otherwise specified, proxies will be voted “FOR” the amendments to the 2020 Equity Incentive Plan.

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE OR LIMIT THE PERSONAL LIABILITY OF OFFICERS (PROPOSAL NO. 4)
Background
In August 2022, the State of Delaware, which is our state of incorporation, amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to permit a corporation to eliminate or limit the personal liability of certain officers to the corporation or its stockholders for breaches of the fiduciary duty of care as an officer in certain limited circumstances. We sometimes refer to this elimination or limitation of personal liability as “exculpation” in this Proxy Statement.
Prior to amended DGCL Section 102(b)(7), Delaware law authorized such exculpation for directors but not for officers. An exculpation provision is one of three tools, in addition to indemnification and directors’ and officers’ (“D&O”) liability insurance, that can be used by directors and officers to protect themselves from personal liability incurred as a result of serving as a director or officer of a corporation. In general, exculpation provisions seek to prevent liability attaching to directors or officers in the first instance, while indemnification and D&O insurance seek to compensate and hold directors and officers harmless when they have incurred liability or are faced with defending liability claims. The Board believes it is important to provide not only its directors but also its officers protection from certain liabilities and expenses that may discourage prospective or current officers from serving as officers of the Company.
Accordingly, on March 29, 2024, the Board approved, subject to stockholder approval, a proposed amendment to our Restated Certificate of Incorporation to eliminate or limit the personal liability of our officers to the extent permitted by the DGCL (the “Officer Exculpation Charter Amendment”), as provided below. The full text of the Officer Exculpation Charter Amendment is provided in the form of Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) attached as Appendix B to this Proxy Statement.
Proposed Officer Exculpation Charter Amendment
In accordance with amended Section 102(b)(7) of the DGCL, the officers who would be covered by the Officer Exculpation Charter Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated officers of the Company; or (iii) has, by written agreement with the Company, consented to being identified as an officer for purposes of accepting service of process.
Further, the Officer Exculpation Charter Amendment is aligned with the narrow class and type of claims for which certain officers’ liability can be exculpated under amended Section 102(b)(7) of the DGCL. Accordingly, the Officer Exculpation Charter Amendment would only permit exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to: (i) breaches of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction in which the officer derived an improper personal benefit.
The Board believes it is appropriate for public corporations incorporated in states that allow for the limitation of liability of directors and officers to have such a provision in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests.
We expect our peers and other companies with whom we compete for officer talent to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and we believe failing to adopt the proposed Officer Exculpation Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company. In the absence of such protection, the Board believes qualified officers might be deterred from serving as officers of the Company due to potential exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. The proposed Officer Exculpation Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.
In approving the proposed Officer Exculpation Charter Amendment, the Board took into account several factors, such as the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers who would be impacted, and the benefits the Board believes would accrue to us by providing officer exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Board balanced these considerations with our corporate governance practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to add an officer exculpation provision to eliminate or limit the personal liability of certain officers, to the extent permitted under the DGCL.
The Exculpation Amendment also provides that if the DGCL is amended after approval by the stockholders to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
For the reasons stated above, on March 29, 2024, the Board determined that the proposed Officer Exculpation Charter Amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved, subject to stockholder approval, the proposed Officer Exculpation Charter Amendment and directed that it be considered for approval by our stockholders at the Annual Meeting. The Board believes the proposed Officer Exculpation Charter Amendment would better position us to attract top officer candidates and retain our current officers and enable our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors, although it would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.
Timing and Effect of the Officer Exculpation Charter Amendment
If the proposed Officer Exculpation Charter Amendment is approved by our stockholders, it would become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we would expect to file promptly after the Annual Meeting. After effectiveness of the Officer Exculpation Charter Amendment, the new officer exculpation provision would apply only with respect to acts or omissions by our officers occurring after the date of the Officer Exculpation Charter Amendment.
If the proposed Officer Exculpation Charter Amendment is not approved by our stockholders, our Restated Certificate of Incorporation would remain unchanged.
In accordance with the DGCL, the Board may elect to abandon the proposed Officer Exculpation Charter Amendment without further action by our stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Officer Exculpation Charter Amendment at the Annual Meeting.
Board Recommendation
The Board unanimously recommends that you vote “FOR” Proposal No. 4 to approve the Officer Exculpation Charter Amendment. If not otherwise specified, proxies will be voted “FOR” the Officer Exculpation Charter Amendment.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES
TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of AudioEye’s financial reporting, including the performance and the independence of AudioEye’s independent registered public accounting firm, MaloneBailey, LLP. The responsibilities of our Audit Committee are set forth in our Audit Committee Charter. The charter is available on our website at www.audioeye.com/governance-documents. In the discharge of its responsibilities, the Audit Committee:
•
reviewed and discussed with management and MaloneBailey, LLP our audited financial statements for the fiscal year ended December 31, 2023;

•
discussed with MaloneBailey, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
received the written disclosures and the letter from MaloneBailey, LLP required by the applicable requirements of the PCAOB regarding MaloneBailey, LLP’s communications with the Audit Committee concerning independence; and

•
discussed with MaloneBailey, LLP their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Audit Committee
Jamil Tahir (Chairman)
Anthony Coelho
Dr. Katherine Fleming

Independent Registered Public Accounting Firm Fees and Services
The following table sets forth by fee category the aggregate fees for professional services rendered by MaloneBailey, LLP for the fiscal years ended December 31, 2023 and December 31, 2022:
	Year Ended December 31,
	2023	2022
Audit Fees	$247,200	$221,890
Audit-Related Fees	—	10,000
Tax Fees	—	—
All Other Fees	—	—
Total	$247,200	$231,890
Audit Fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements and for the review of the Company’s financial statements included in its quarterly reports on Form 10-Q. These fees also include fees for services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees consist of fees for professional services that are reasonably related to the audit or review of the Company’s financial statements but are not reported under “Audit Fees.” In 2023, there were no such fees. In 2022, such fees related to services rendered in connection with the Company’s Registration Statements on Form S-8.
Tax Fees consist of fees related to tax compliance, tax advice and tax planning services. In 2023 and 2022, there were no such fees.
All Other Fees consist of fees for services other than the services described above. In 2023 and 2022, there were no such fees.
Policy on Audit Committee Pre-Approval
Pursuant to its charter, the Audit Committee must approve in advance the engagement of the registered public accounting firm for all audit services and non-audit services based on independence, qualifications and, if applicable, performance, and must also approve in advance fees and other terms of any such engagement. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom such pre-approval authority is delegated are required to be presented to the full Audit Committee at its next scheduled meeting.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 5)
Proposal No. 5 is a proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of MaloneBailey, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. As a matter of good corporate practice, the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. MaloneBailey, LLP has served as our independent registered public accounting firm since 2011 and is considered by our Audit Committee to be well qualified.
If the stockholders do not ratify the appointment of MaloneBailey, LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of AudioEye and its stockholders. Representatives of MaloneBailey, LLP will be present at our Annual Meeting and will have the opportunity to make a statement and respond to questions.
The Board unanimously recommends that you vote FOR Proposal No. 5 to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. If not otherwise specified, proxies will be voted “FOR” the ratification of MaloneBailey, LLP.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
We have one class of securities outstanding, namely our common stock, par value $0.00001 per share, of which 11,648,169 shares were outstanding as of the close of business on March 28, 2024. Each share of our common stock entitles the holder to one vote on all matters put to a vote of stockholders at the Annual Meeting.
The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2024 by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our directors and named executive officers who beneficially owns shares; and

•
all of our current directors and executive officers as a group.

The following table also sets forth, as of March 28, 2024 and for the beneficial owners listed in the table, their respective percentages of the Company’s total voting power on March 28, 2024. Such percentages are based on our shares of common stock outstanding as of the close of business on March 28, 2024. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock, subject to community property laws where applicable. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3(d) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which a person is deemed to have beneficial ownership of any shares of common stock that such stockholder has the right to acquire within 60 days after March 28, 2024. The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.
Unless otherwise indicated, the business address of each of the individuals listed in the table is c/o AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711.
	Common Stock
5% or Greater Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
Keith Kosow KTK Capital, Inc. Cedar Holdings MGMT(3)	867,800(4)	7.5%
Directors and Executive Officers
David Moradi	3,462,091(5)	29.7%
Dr. Carr Bettis	800,783(6)	6.9%
Kelly Georgevich	49,478(7)	*
Jamil Tahir	323,034(8)	2.8%
Anthony Coelho	87,349(9)	*
Dr. Katherine Fleming	—(10)	*
All current directors and executive officers as a group (6 persons)	4,722,735(11)	40.5%

*
Less than 1%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the vesting, exercise or settlement, as applicable, of all options, RSUs and PSUs beneficially owned by such person or entity that are exercisable or can be settled as of, or vest or become exercisable, as applicable, within 60 days after, March 28, 2024. Shares of common stock issuable pursuant to the vesting of and the right to settle RSUs, PSUs, exercise of stock options as of or within 60 days after March 28, 2024 are deemed outstanding and held by the holder of such options, RSUs or PSUs for the purpose of computing the percentage of outstanding common stock beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. A holder of options, RSUs, or PSUs that do not vest, become exercisable, or are scheduled to be settled, as applicable, within 60 days after March 28, 2024 is not deemed the beneficial owner thereof for purposes of this table.
(2)
These percentages have been calculated based on 11,648,169 shares of the Company’s common stock outstanding on March 28, 2024.

(3)
The reporting persons’ business address is 100 South Pointe Drive #1206, Miami Beach, Florida 33139.

(4)
Based on a Schedule 13G/A filed with the SEC on February 17, 2024 by Keith Kosow, KTK Capital, Inc. (“KTK Capital”), and Cedar Holdings MGMT, and includes (i) 252,140 shares held by Keith Kosow, (ii) 319,909 shares held by KTK Capital and (iii) 295,751 shares held by Cedar Holdings MGMT. Mr. Kosow controls KTK Capital and Cedar Holdings MGMT and Mr. Kosow is deemed the beneficial owner of the shares owned by each company.

(5)
Comprised of (i) 563,758 shares of common stock held by Mr. Moradi, and (ii) 2,898,333 shares of common stock held by Sero Capital LLC, an entity for which David Moradi is deemed the beneficial owner. Excludes 22,560 RSUs that are vested, but are not scheduled to be settled within 60 days after March 28, 2024.

(6)
Comprised of (i) 349,808 shares of common stock held by Dr. Bettis; (ii) 432,375 shares of common stock held by CSB IV US Holdings LLC, an entity for which Dr. Bettis is deemed a beneficial owner; and (iii) 18,600 shares of common stock held by Carr Bettis IRA, an account for which Dr. Bettis is deemed the beneficial owner. Excludes 97,340 RSUs that are vested as of March 28, 2024, but that are not scheduled to be settled within 60 days after March 28, 2024.

(7)
Comprised of 49,478 shares of common stock owned by Ms. Georgevich.

(8)
Comprised of (i) 2,304 shares of common stock held by Mr. Tahir; (ii) 320,000 shares of common stock owned by TurnMark Partners, L.P., an investment partnership beneficially owned by Mr. Tahir; and (iii) 730 RSUs which are scheduled to settle within 60 days after March 28, 2024. Excludes 101,773 RSUs held by Mr. Tahir that are vested as of or are scheduled to vest within 60 days after March 28, 2024, but that are not scheduled to be settled within 60 days after March 28, 2024.

(9)
Comprised of (i) 86,897 shares of common stock held by Mr. Coelho; and (ii) 452 RSUs which are scheduled to settle within 60 days after March 28, 2024. Excludes 98,777 RSUs that are vested as of or are scheduled to vest within 60 days after March 28, 2024, but that are not scheduled to be settled within 60 days after March 28, 2024.

(10)
Excludes 9,797 RSUs that are vested as of or are scheduled to vest within 60 days after March 28, 2024, but that are not scheduled to be settled within 60 days after March 28, 2024.

(11)
Comprised of (i) an aggregate of 4,721,553 shares of common stock; and (ii) 1,182 RSUs that are scheduled to vest and be settled within 60 days after March 28, 2024.

NO DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the SEC. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them during 2023.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2025 Annual Meeting must be received by us at our executive offices at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, on or before December 11, 2024, the date that is 120 calendar days prior to the first anniversary of the date that this Proxy Statement is released to stockholders.
In order for nominations or other business, other than a stockholder proposal to be included in our proxy statement and form of proxy, to be properly brought by a stockholder before the 2025 Annual Meeting, our By-Laws provide that the stockholder must give timely written notice thereof, which shall be delivered to the Secretary at the principal executive offices of the Company at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711 not later than the close of business on February 23, 2025 nor earlier than January 24, 2025. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2024 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice must contain the information set forth in, and otherwise comply with, our By-Laws.
In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2025 Annual Meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2025.

HOUSEHOLDING OF PROXY MATERIALS
The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for notices, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such materials to those stockholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs. AudioEye and certain intermediaries will be householding notices, proxy statements and annual reports for stockholders of record in connection with our 2024 Annual Meeting. This means that:
•
Only one notice, proxy statement and annual report will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

•
You can contact AudioEye by calling 866.331.5324 or by writing to James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, to request a separate copy of the notice, proxy statement and 2023 annual report for the 2024 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future, or you can contact your bank or broker to make a similar request; and

•
You can request delivery of a single copy of the notice, proxy statement and annual report from your bank or broker if you share the same address as another AudioEye stockholder and your bank or broker has determined to household proxy materials.

OTHER MATTERS
Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and vote at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of AudioEye and its stockholders.
By Order of the Board of Directors

James Spolar
General Counsel and Secretary
Tucson, Arizona
April 10, 2024

APPENDIX A
AUDIOEYE, INC.
2020 EQUITY INCENTIVE PLAN
(As Proposed to be Amended May 24, 2024)
1.   Purpose.   The purpose of the AudioEye, Inc. 2020 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.
2.   Definitions.   In this Plan, the following definitions will apply.
(a)   “Affiliate” means any entity that is a Subsidiary or Parent of the Company.
(b)   “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Other Stock-Based Awards or Cash Incentive Awards.
(c)   “Award Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Award Agreement is subject to the terms and conditions of the Plan.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cash Incentive Award” means a dollar-denominated performance-based Award as described in Section 11(b).
(f)   “Cause” with respect to any Participant shall have the meaning specified in the Participant’s Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or an Affiliate or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) Participant’s failure to substantially perform the fundamental duties and responsibilities associated with Participant’s position for any reason other than a physical or mental disability, including Participant’s failure or refusal to carry out reasonable instructions; (ii) Participant’s material breach of any material written Company policy; (iii) Participant’s gross misconduct in the performance of Participant’s duties for the Company; (iv) Participant’s material breach of the terms of his or her employment, consulting or other similar agreement with the Company or an Affiliate, if any; (v) being arrested or charged with any fraudulent or felony criminal offense or any other criminal offense which reflects adversely on the Company or reflects conduct or character that the Board reasonably concludes is inconsistent with continued employment; or (vi) any criminal conduct that is a “statutory disqualifying event” (as defined under federal securities laws, rules and regulations).
(g)   “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate, one of the following:
(1)   An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 80% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A)   any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B)   any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or
(C)   any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 80%.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 80% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(2)   Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.
(3)   A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 80% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities; (B) no Exchange Act Person beneficially owns, directly or indirectly, more than 80% of the combined voting power of the Voting Securities of the entity resulting from such Corporate Transaction; and (C) at least a majority of the members of the board of directors (or comparable governors) of the entity resulting from such Corporate Transaction were Continuing Directors at the time of the initial agreement, or the action of the Board, providing for such Corporate Transaction.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
(h)   “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.
(i)   “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.
(j)   “Company” means AudioEye, Inc., a Delaware corporation, and any successor thereto.
(k)   “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
(l)   “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
(m)   “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(n)   “Employee” means an employee of the Company or an Affiliate.
(o)   “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)   “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(q)   “Fair Market Value” means the fair market value of a Share determined as follows:
(1)   If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(2)   If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
(r)   “Full Value Award” means an Award other than an Option Award, Stock Appreciation Right Award or Cash Incentive Award.
(s)   “Good Reason” with respect to any Participant shall have the meaning specified in the Participant’s Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or an Affiliate or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or an Affiliate, or any other action by the Company or an Affiliate which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or an Affiliate promptly after receipt of notice thereof given by the Participant; or (ii) any material failure by the Company or an Affiliate to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or an Affiliate promptly after receipt of notice thereof given by the Participant. An event or action will not give the Participant grounds for Good Reason unless (A) the Participant gives the Company written notice within 60 days after the initial existence of the event or action that the Participant intends to resign for Good Reason due to such event or action; (B) the event or action is not reasonably cured by the Company within 30 days after the Company receives written notice from the Participant; and (C) the Participant terminates service within 30 days after the end of the cure period.
(t)   “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(u)   “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(v)   “Non-Employee Director” means a member of the Board who is not an Employee.
(w)   “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.
(x)   “Other Stock-Based Award” means an Award described in Section 11(a) of this Plan.

(y)   “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(z)   “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.
(aa)   “Plan” means this AudioEye, Inc. 2020 Equity Incentive Plan, as amended and in effect from time to time.
(bb)   “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.
(cc)   “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Award Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(dd)   “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(ee)   “Share” means a share of Stock.
(ff)   “Stock” means the common stock, $0.00001 par value per Share, of the Company.
(gg)   “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(hh)   “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.
(ii)   “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(jj)   “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(kk)   “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
3.   Administration of the Plan.
(a)   Administration.   The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b)   Scope of Authority.   Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(1)   determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)   cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);
(3)   adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Award Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Award Agreement, and making all other determinations necessary or desirable for the administration of the Plan;
(4)   granting Substitute Awards under the Plan;
(5)   taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and
(6)   requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(c)   Awards to Foreign Service Providers.   The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d)   Acts of the Committee; Delegation.   A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(e)   Finality of Decisions.   The Committee’s interpretation of the Plan and of any Award or Award Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f)   Indemnification.   Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.
4.   Shares Available Under the Plan.
(a)   Maximum Shares Available.   Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be ~~2,500,000~~4,000,000. No further awards may be made under the AudioEye, Inc. 2019 Equity Incentive Plan after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1)   Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
(2)   Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(3)   Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(4)   Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(b)   Effect of Forfeitures and Other Actions.   Any Shares subject to an Award that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan that are not issued in connection with the stock settlement of that award upon its exercise.
(c)   Effect of Plans Operated by Acquired Companies.   If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(d)   No Fractional Shares.   Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(e)   Limits on Awards to Non-Employee Directors.   The maximum number of Shares subject to Awards granted to any Non-Employee Director during any calendar year, together with any cash fees paid to such Non-Employee Director during such calendar year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).
5.   Eligibility.   Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.
6.   General Terms of Awards.
(a)   Award Agreement.   Each Award shall be evidenced by an Award Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b)   Vesting and Term.   Each Award Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and the applicable vesting conditions and any applicable performance period. The Committee may provide in an Award Agreement for such vesting conditions and timing as it may determine.
(c)   Transferability.   Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Award Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d)   Designation of Beneficiary.   Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
(e)   Termination of Service.   Unless otherwise provided in an applicable Award Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1)   Upon termination of Service for Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
(2)   Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
(3)   Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(4)   Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(f)   Rights as Stockholder.   No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g)   Performance-Based Awards.   Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Award Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, an equity restructuring (as described in Section 12(a)), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.
(h)   Dividends and Dividend Equivalents.   No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
(i)   Deferrals of Full Value Awards and Cash Incentive Awards.   The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award or Cash Incentive Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Award Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7.   Stock Option Awards.
(a)   Type and Exercise Price.   The Award Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b)   Payment of Exercise Price.   The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c)   Exercisability and Expiration.   Each Option Award shall be exercisable in whole or in part on the terms provided in the Award Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d)   Incentive Stock Options.
(1)   An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be ~~2,500,000~~4,000,000, subject to adjustment as provided in Section 12(a).
(2)   No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.
(3)   For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4)   If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.
(5)   The Award Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.
(e)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post-termination of Service exercise period as set forth in Section 6(e)

or in the applicable Award Agreement is prevented by Section 16(c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Award Agreement.
8.   Stock Appreciation Right Awards.
(a)   Nature of Award.   An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
(b)   Exercise of SAR.   Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Award Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Award Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Award Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9.   Restricted Stock Awards.
(a)   Vesting and Consideration.   Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b)   Shares Subject to Restricted Stock Awards.   Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Award Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10.   Stock Unit Awards.
(a)   Vesting and Consideration.   A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period and the number of Stock Units that will be earned and eligible to vest shall be determined by the Committee. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)   Settlement of Award.   Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11.   Other Awards.
(a)   Other Stock-Based Awards.   The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
(b)   Cash Incentive Awards.   A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such dollar-denominated amounts and upon such terms and at such times as shall be determined by the Committee. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Award Agreement.
12.   Changes in Capitalization, Corporate Transactions, Change in Control.
(a)   Adjustments for Changes in Capitalization.   In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.
(b)   Corporate Transactions.   Unless otherwise provided in an applicable Award Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.
(1)   Continuation, Assumption or Replacement of Awards.   In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A

(and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.
(2)   Acceleration.   If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3)   Payment for Awards.   If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4)   Termination After a Corporate Transaction.   If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within 12 months after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, or voluntarily terminates his or her Service for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).
(c)   Other Change in Control.   Unless otherwise provided in an applicable Award Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control that does not involve a Corporate Transaction, all Awards will continue in accordance with their terms; provided, however, if within 12 months after the Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause or voluntarily terminates his or her Service for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, (ii) subject to clause (iii) below, any Full Value Awards that are not yet fully vested shall immediately vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(c) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s termination of Service.
(d)   Dissolution or Liquidation.   Unless otherwise provided in an applicable Award Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.
13.   Plan Participation and Service Provider Status.   Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Award Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
14.   Tax Withholding.   The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15.   Effective Date, Duration, Amendment and Termination of the Plan.
(a)   Effective Date.   The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date.
(b)   Duration of the Plan.   The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or ~~the tenth anniversary of the effective date of the Plan~~May 24, 2034, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Award Agreements.
(c)   Amendment and Termination of the Plan.   The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
(d)   Amendment of Awards.   Subject to Section 15(e), the Committee may unilaterally amend the terms of any Award Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).
(e)   No Option or SAR Repricing.   Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.
16.   Other Provisions.
(a)   Unfunded Plan.   The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b)   Limits of Liability.   Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c)   Compliance with Applicable Legal Requirements and Company Policies.   No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with any applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
(d)   Other Benefit and Compensation Programs.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e)   Governing Law.   To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.
(f)   Severability.   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)   Code Section 409A.   It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Award Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
(1)   If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;
(2)   If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.
(h)   Rule 16b-3.   It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i)   Forfeiture and Compensation Recovery.
(1)   The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2)   Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

APPENDIX B
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
AudioEye, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.   Article EIGHTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
EIGHTH:   A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) in the case of an officer, in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.
2.   The amendment described herein has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by [           ], its [           ], this [      ] day of [     ], 2024.
AUDIOEYE, INC.
By: Name: Title:

B-1

PRELIMINARY COPY — SUBJECT TO COMPLETION
SCAN TO VIEW MATERIALS & VOTE AUDIOEYE, INC. 5210 E. WILLIAMS CIRCLE, SUITE 750TUCSON, ARIZONA 85711 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. DURING THE VIRTUAL MEETING: Go to www.virtualshareholdermeeting.com/AEYE2024 You may attend the virtual-only meeting via the Internet and vote during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern
Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V43614-P11569-Z87454 AUDIOEYE, INC.ForWithholdForAll To withhold authority to vote for any individual nominee(s),All AllExceptmark "For All Except" and write the number(s) of the nominee(s)The Board of Directors recommends you vote FOR the for whom your vote is withheld on the line below.following: 1.Election of Directors!!! Nominees: 01)Dr. Carr Bettis04)David Moradi 02)Anthony Coelho05)Jamil Tahir 03)Dr. Katherine Fleming The Board of Directors recommends you vote FOR the following proposals:ForAgainstAbstain 2.To approve, by non-binding advisory vote, the compensation of AudioEye, Inc.’s named executive officers.!!! 3.To approve amendments to the AudioEye, Inc. 2020 Equity Incentive Plan.!!! 4.To approve an amended to AudioEye, Inc.'s Restated Certificate of Incorporation.!!! 5.To ratify the appointment of MaloneBailey, LLP as AudioEye, Inc.’s independent registered public accounting firm for the fiscal year ending!!!December 31, 2024. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. V43615-P11569-Z87454 AUDIOEYE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2024 The undersigned hereby appoints James Spolar and Kelly Georgevich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of AudioEye, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m., Eastern Time, on Friday, May 24, 2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE